EXHIBIT 99.2

                    CERTIFICATION PURSUANT TO
                     18 U.S.C SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies, in my capacity as an officer of NSTAR, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that to the best of my knowledge:

  (i)  the enclosed Annual Report of the NSTAR Savings
       Plan on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange
       Act of 1934; and

  (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition of the NSTAR Savings Plan.


Dated:  June 25, 2003      By:    /s/ Robert J. Weafer, Jr.
                                  Robert J. Weafer, Jr.
                                  Vice President,
                                  Controller and Chief
                                  Accounting Officer
